EXHIBIT 1.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated October 26, 2011, with respect to the financial statements of Advisors Disciplined Trust 360, comprising Insured Tax Exempt Municipal Portfolio, Long Term Series 6 contained in Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-160054) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                        /s/ Grant Thornton LLP

Chicago, Illinois
October 26, 2011



















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